                                                                     Exhibit 4.3

THIS SENIOR NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.



                                 TELKONET, INC.


                                   SENIOR NOTE


                                                             Wayne, Pennsylvania

$_________________                                                April __, 2003




         TELKONET, INC., a Utah corporation (the "Company"), FOR VALUE RECEIVED, hereby promises to pay to the order of ________________________ (the "Holder"), the principal sum of __________________________ Dollars ($__________),together with interest at the rate of eight percent (8%) per annum, on the outstanding principal balance of this Senior Promissory Note (this "Note").

1. ADVANCES. The Holder shall advance the full principal amount to the Company on the date hereof.

2. INTEREST PAYMENTS. The Company shall pay to the Holder quarterly payments of accrued interest only at the interest rate specified above on the unpaid principal balance of this Note on each January 1, April 1, July 1 and October 1 during the term of this Note.

3. DUE DATE. The entire outstanding balance of this Note, including principal and unpaid accrued interest (together, the "Note Balance"), will be due and payable in a single installment on the date which occurs thirty six (36) months from the date of this Note (the "Due Date").

4. NO RIGHTS AS STOCKHOLDER. Nothing contained in this Note shall be construed as conferring upon the Holder hereof or its transferees, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any other rights as a stockholder of the Company.

5. PREPAYMENT. The Company may not prepay the outstanding principal amount of this Note, or any accrued interest thereon, in whole or in part, without the prior written consent of the Holder.

6. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through reorganization, consolidation, merger, dissolution, sale of assets or other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

7. DEFAULT.

         (a) EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default":

                  (i) Default in the payment of any amount payable under this
         Note if such default is not cured by the Company within five (5) business days after the Holder has given the Company written notice of such default; or

                  (ii) The Company shall fail to perform or observe in any material respect any other term, covenant or agreement contained in (x) this Note or (y) that certain Security Agreement, of even date herewith, by the Company for the benefit of the Holder (the "Security Agreement"), if such failure is not cured by the Company within five
         (5) business days after the Holder has given the Company written notice thereof; or

                  (iii) The Company shall admit in writing its inability to pay its debts; or

                  (iv) The Company shall come under the authority of a custodian, receiver or trustee for it or for substantially all of its property; or

                  (v) A proceeding shall be commenced against the Company under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against it, or the proceeding is commenced but is not dismissed within sixty (60) days after the commencement thereof; or

                  (vi) Proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors are instituted or commenced by the Company or an assignment for the benefit of creditors is made.

         (b) REMEDIES. Upon the occurrence of an Event of Default, the entire Note Balance and all fees, charges, costs and expenses, if any, owed by the Company to the Holder shall become immediately due and payable and the Holder may then institute such actions or proceedings in law or equity as the Holder shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company.

         (c) COST OF COLLECTION. In the event of any default under this Note, the Company shall pay all costs of collection incurred by the Holder (including reasonable attorney's fees and expenses).

8. WAIVERS.

         (d) The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest in connection with the delivery, acceptance, performance, or default of this Note.

         (e) No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall an single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise. No waiver or modification of the terms hereof shall be valid unless set forth in writing by the Holder.

9. SECURITY INTEREST.

         (a) GRANT OF SECURITY INTEREST. As security for the Secured Obligations (as defined in the Security Agreement), the Company shall grant to the Holder, pursuant to the provisions of the Security Agreement, a security interest in and lien on all of the Company's right, title and interest in and to all accounts, accounts receivable, contract rights, chattel paper, instruments, inventory, investment property, equipment, goods, documents, general intangibles (including without limitation goodwill, domain names, "URLs" and similar assets), rights with respect to any intellectual property, customer lists, software, proprietary information and all other tangible and intangible property of the Company now owned or hereafter acquired, and all amounts due or paid with respect to the use, lease, license or disposition of any of the foregoing, what ever is collected on or in respect of or distributed on or in respect of any of the foregoing, all rights of any kind relating to or arising out of any of the foregoing (including but not limited to insurance and warranty claims) and all proceeds of any kind of any of the foregoing and all proceeds of proceeds (collectively, the "Collateral").

         (f) (b) PERFECTION OF SECURITY INTEREST. The Company agrees to execute such financing statements and to take whatever other reasonable actions are requested by the Holder to perfect and continue the Holder's security interest in the Collateral.

10. SUBORDINATION OF NOTE. The indebtedness evidenced by this Note is subordinate and subject in the right of payment as to principal and interest to the prior payment in full of all principal, premium, if any, and interest on all indebtedness of the Company, regardless of when incurred, for money borrowed from any bank or other comparable financial institution up to a maximum of $________________Dollars ($___________) outstanding at any one time, but such maximum shall not apply to money borrowed that is secured by a first mortgage or other first lien on real property of the Company ("Senior Indebtedness"). Upon maturity of any Senior Indebtedness, payment in full must be made on such Senior Indebtedness before any payment is made on or in respect of this Note. During the continuance of any default with respect to any Senior Indebtedness entitling the holder thereof to accelerate the maturity thereof, or if any such default would be caused by any payment upon or in respect of the Debentures, no payment may be made by the Company upon or in respect of the Note. Upon any distribution of assets of the Company in any dissolution, winding up, liquidation, or reorganization of the Company, payment of the principal of and interest on the Note will be subordinated to the prior payment in full of all Senior Indebtedness. Such subordination will not prevent the occurrence of any Event of Default. The holder of this Note, by accepting the same, agrees to and shall be bound by the subordination provisions hereof and invites each present and any future holder of Senior Indebtedness now or hereafter outstanding to rely thereon.

11. GENERAL.

         (a) SUCCESSORS; ASSIGNMENT. This Note and the obligations and rights of the Company hereunder shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors. The Company may not assign this Note or any obligations hereunder without the prior written consent of the Holder.

         (b) CHANGES. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon written consent of the Company and the Holder.

         (c) CURRENCY. All payments shall be made in such currency of the United States of America at the time of payment shall be legal tender therein for the payment of public and private debts.

         (d) NOTICES. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier service or by certified mail, return receipt requested and postage prepaid, addressed to such address as the party to whom notice is to be given has furnished to the other party hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier service, on the next business day after the date when sent and (c) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

         (e) SEVERABILITY. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

12. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of ____________, without regard to choice of law principles.


                             [SIGNATURES NEXT PAGE]

         IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the duly authorized representative of the Company.





                                                   TELKONET, INC.





                                                   By:  ________________________
                                                        Howard Lubert,
                                                        Chief Executive Officer

                                 TELKONET, INC.,
                               A UTAH CORPORATION
                     NOT TRANSFERABLE OR EXERCISABLE EXCEPT
                        UPON CONDITIONS HEREIN SPECIFIED
                          VOID AFTER 5:00 O'CLOCK P.M.,
                   EASTERN STANDARD TIME, ____________ , 2006


                              SENIOR NOTE OFFERING
                                     WARRANT
                                     -------



         THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS") AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL AND/OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

                                 TELKONET, INC.,
                               a Utah corporation
                     Not Transferable Or Exercisable Except
                        Upon Conditions Herein Specified
                          Void after 5:00 O'Clock P.M.,
                     Eastern Standard Time, _________, 2006

                          SENIOR NOTE OFFERING WARRANT
  -----------------------------------------------------------------------------
                       WARRANT TO PURCHASE 100,000 SHARES
 ------------------------------------------------------------------------------

         Telkonet, Inc., a Utah corporation (the "Company") hereby certifies that, as of ___________ __, 2003, _________________________________________ and
his or its registered successors and permitted assigns registered on the books of the Company maintained for such purposes as the registered holder hereof (the "Holder"), for value received, is entitled to purchase from the Company One Hundred Thousand (100,000) fully paid and nonassessable shares (the "Shares") of common stock of the Company, par value of one-tenth cent ($.001) per Share, (the "Common Stock") at the purchase price of One Dollar ($1.00) per share (the "Exercise Price") (the number of Shares and Exercise Price being subject to adjustment as hereinafter provided) upon the terms and conditions herein provided.

         1. EXERCISE OF WARRANTS.

                  (a) CASH EXERCISE. Subject to subsection (c) of this Section 1, upon presentation and surrender of this Warrant with the Purchase Form in the form of Exhibit A hereto duly executed, at the principal office of the Company at 435 Devon Park Drive Building 500, Wayne, Pennsylvania 19087, or at such other place as the Company may designate by notice to the Holder hereof, together with a wire transfer or certified or bank cashier's check payable to the order of the Company in the amount of the Exercise Price times the number of Shares being purchased, the Company shall promptly deliver to the Holder hereof, certificates representing the Shares being purchased. In the event that the Holder elects to exercise less than the full Warrant, and if the Warrant has not then expired, the Company shall execute and deliver to the Holder a new Warrant of like tenor granting the right to purchase an amount of Shares equal to the number of Shares granted hereby reduced by the sum of the number of Shares purchased upon such exercise.

                  (b) INSTALLMENTS. Subject to subsection (c) of this Section 1, this Warrant may be exercised in whole or in part in installments of not less than one thousand (1,000) Shares each; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant of like tenor entitling the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

                  (c) EXPIRATION. This Warrant may be exercised in whole or in part at any time prior to the date which occurs three (3) years from the date hereof (the "Expiration Date"), provided that at the time of each exercise the requirements of all applicable statutes regarding the exercise of this Warrant and the issuance of the Shares are met and satisfied. After the Expiration Date or any exercise of this Warrant in whole, this Warrant shall terminate and be null, void and of no further force or effect.

         2. EXCHANGE AND TRANSFER OF WARRANT. This Warrant (a) at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Warrants of like tenor registered in the name of the Holder, for another Warrant or other Warrants of like tenor in the name of such transferee Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered, and (b) may be sold, transferred, hypothecated, or assigned, in whole or in part, but only upon compliance with applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if requested by the Company).

         3. RIGHTS AND OBLIGATIONS OF WARRANT HOLDER.

                  (a) The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided, however, in the event that any certificate representing the Shares is issued to the Holder hereof upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Shares on the date on which this Warrant, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price was made pursuant to the terms of this Warrant Certificate, irrespective of the date of delivery of such Share certificate. The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant, including, without limitation, all the obligations imposed upon the Holder hereof by Sections 2 and 5 hereof. In addition, the Holder of this Warrant, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant is registered on the books of the Company maintained for such purpose as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing thereon, and the Company shall not be affected by any notice to the contrary.

                  (b) No Holder of this Warrant, as such, shall be entitled to vote or receive dividends or to be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant be construed to confer upon any Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise, receive notice of meetings or other action affecting stockholders (except for notices provided for herein), receive dividends, subscription rights, or otherwise, until this Warrant shall have been exercised and the Shares purchasable upon the exercise thereof shall have become deliverable as provided herein; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those Shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which stock transfer books are open for the purpose of determining entitlement to dividends on the Company's common stock.

         4. SHARES UNDERLYING WARRANTS. The Company covenants and agrees that all Shares delivered upon exercise of this Warrant shall, upon delivery and payment therefor, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all stamp taxes, liens, and charges with respect to the purchase thereof. The Company further covenants and agrees that, at all times prior to the Expiration Date, the Company shall reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock as shall be sufficient to permit the exercise in full of this Warrant and, should the need in the future arise, the Company shall again take such actions as are necessary to authorize the requisite number of shares of Common Stock to permit the exercise in full of this Warrant.

         5. DISPOSITION OF WARRANTS OR SHARES.

                  (a) The Holder of this Warrant and any transferee hereof or of the Shares issuable upon the exercise of the Warrant, by their acceptance hereof, hereby understand and agree that this Warrant, and the Shares issuable upon the exercise hereof, have not been registered under either the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) except, if requested by the Company, upon the issuance to the Company of a favorable opinion of counsel and/or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts. It shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant.

                  (b) The stock certificates of the Company that will evidence the shares of Common Stock with respect to which this Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

         "The securities represented by this certificate have not been registered under either Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except, if requested by the Company, upon the issuance to the Company of a favorable opinion of its counsel and/or submission to the Company of such other evidence as may be satisfactory to counsel of the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts."

         Except as provided in Section 9 hereof, the Company has not agreed to register any of the Shares with respect to which this Warrant may be exercisable for distribution in accordance with the provisions of the Act or the State Acts, and the Company has not agreed to comply with any exemption from registration under the Act or the State Acts for the resale of the Shares with respect to which this Warrant may be exercised. Hence, it is the understanding of the Holder of this Warrant that by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the Securities and Exchange Commission (the "SEC"), the Shares may be required to be held indefinitely, unless and until registered under the Act and the State Acts, unless an exemption from such registration is available, in which case the Holder may still be limited as to the number of Shares with respect to which this Warrant may be exercised that may be sold.

         6. ADJUSTMENTS. The number of Shares issuable upon the exercise of this Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated below:

                  (a) In case the Company shall: (i) pay a dividend in Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue, by reclassification of its shares of Common Stock, any shares of its capital stock, the number of Shares purchasable upon the exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of this Warrant that number of Shares which the Holder would have owned or would have been entitled to receive after the happening of such event had the Holder exercised the Warrant immediately prior to the record date, in the case of such dividend, or the effective date, in the case of any such subdivision, combination or reclassification. An adjustment made pursuant to this subsection (a) shall be made whenever any of such events shall occur, but shall become effective retroactively after such record date or such effective date, as the case may be, as to shares exercised between such record date or effective date and the date of happening of any such event.

                  (b) In case the Company shall (i) issue or sell any Common Stock, except for the Exempt Stock (as defined below), for less than the Current Market Price (as hereafter defined in Section 6(e)) per share at the time of such issuance or sale, or (ii) grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options or warrants for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock, whether or not immediately exercisable, convertible or exchangeable (such rights, options or warrants being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), or issue or sell (whether directly or by assumption in a merger or otherwise) Options or Convertible Securities, and the price per share for which shares of Common Stock are issuable upon exercise, conversion or exchange of such Options or Convertible Securities (determined by dividing (x) the aggregate amount received or receivable by the Company as consideration for the issue, sale or grant of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof, by (y) the total maximum number of shares of

Common Stock issuable upon the exercise, conversion or exchange of all such Options or Convertible Securities) shall be less than the Current Market Price per share of Common Stock on the date of such issue, sale or grant, whether or not the rights to exercise, exchange or convert thereunder are immediately exercisable, then (A) the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price in effect prior to the adjustment referred to in this Section 6(b) by a fraction, the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue, sale or grant, plus (y) the consideration, if any, received by the Company upon any such issue or sale divided by the Current Market Price per Share at the time of such issue or sale, and the denominator of which is the total number of Shares outstanding immediately after such issue, sale or grant, and (b) the number of Shares for which this Warrant is exercisable shall be adjusted to equal the number obtained by dividing (x) the Exercise Price in effect immediately prior to such issue, sale or grant, multiplied by the number of Shares for which this Warrant is exercisable immediately prior to such issue, sale or grant by (y) the Exercise Price resulting from the adjustment made pursuant to this Section 6(b). If any such Options, or rights or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Exercise Price adjusted upon the issuance of such Options or Convertible Securities shall be readjusted to the Exercise Price that would have been in effect had an adjustment been made on the basis that the only Common Stock issued was the Common Stock, if any, actually issued or sold on the exercise of such Options or rights of conversion of such Convertible Securities, and such Common Stock, if any, was issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company on the conversion of such Convertible Securities. For purposes of this provision, "Exempt Stock" shall mean (i) shares of Common Stock (or securities convertible into or exchangeable directly or indirectly for Common Stock) issued to officers, directors, employees, consultants or vendors (if in transactions with primarily non-financing purposes) to the Company pursuant to any stock purchase or stock option plan or agreement or otherwise, in each case as approved by the Board of Directors of the Company; (ii) securities issued in connection with credit agreements with equipment lessors or commercial lenders approved by the Board of Directors; or
(iii) securities issued pursuant to the acquisition of all or part of another company by the Corporation by merger or reorganization, or by the purchase of all or part of the assets of another company, pursuant to a plan, agreement, or arrangement approved by the Board of Directors.

                  (c) In case the Company shall pay a dividend or make a distribution of shares of its capital stock (other than Shares), evidences of its indebtedness, assets or rights, warrants or options (excluding (i) dividends or distributions payable in cash out of the current year's or retained earnings of the Company, (ii) distributions relating to subdivisions and combinations covered by Section 6(a), (iii) distributions relating to reclassifications, changes, consolidations, mergers, sales or conveyances covered by Section 6(d) and (iv) rights, warrants or options to purchase or subscribe for shares of Common Stock or Convertible Securities), then in each such case (A) the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the record date mentioned below by a fraction, the numerator of which shall be (x) the total number of shares of Common Stock then outstanding multiplied by the Current Market Price per Share on the record date mentioned below, less (y) the fair market value (as determined by the Board of Directors of the Company or any duly authorized committee thereof) as of such record date of said shares of stock, evidences of indebtedness or assets so paid or distributed or of such rights, warrants or options, and the denominator of which shall be the total number of shares of Common Stock then outstanding multiplied by the Current Market Price per Share on the record date mentioned below; and (B) the number of Shares for which this Warrant is exercisable shall be adjusted to equal the number obtained by dividing (x) the Purchase Price in effect immediately prior to such dividend or distribution multiplied by the number of Shares for which this Warrant is exercisable immediately prior to such dividend or distribution by (y) the Purchase Price resulting from the adjustment made pursuant to this Section 6(c). Such adjustment shall be made whenever any such dividend is paid or such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution.

         In the event of a distribution by the Company of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Exercise Price, the Holder of this Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 6.

                  (d) If any capital reorganization, reclassification or similar transaction involving the capital stock of the Company (other than as provided in Section 6(a)), any consolidation, merger or business combination of the Company with another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or assets with respect to or in exchange for Common Stock, then, prior to and as a condition of such reorganization, reclassification, consolidation, merger, business combination, sale or conveyance, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger, business combination, sale or conveyance not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and of the number of Shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, business combination, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall (1) assume by written instrument executed and sent to each registered Holder, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to receive, and containing the express assumption by such successor corporation of the due and punctual performance and observance of every provision of this Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder, and (2) deliver to the registered Holder an opinion of counsel, in form and substance satisfactory to such Holder, to the effect that such written instrument has been duly authorized, executed and delivered by such successor corporation and constitutes a legal, valid and binding instrument enforceable against such successor corporation in accordance with its terms (except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and general principles or equity (regardless of whether such enforcement is sought in a proceeding in equity or at law)), and to such further effects as such Holder may reasonably request.

                  (e) For the purpose of any computation under this Warrant Certificate, the Current Market Price per Share at any date shall be: (i) if the Shares are listed on any national securities exchange, the average of the daily closing prices for the fifteen (15) consecutive business days commencing two (2) business days before the day in question (the "Trading Period"); (ii) if the Shares are not listed on any national securities exchange but are quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the average of the high and low bids as reported by NASDAQ for the Trading Period; and (iii) if the Shares are neither listed on any national securities exchange nor quoted on NASDAQ, the fair market value of the Shares as determined in good faith by the Board of Directors of the Company.

                  (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $.01; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be.

                  (g) Whenever the number of Shares purchasable hereunder is adjusted as herein provided, the Company shall cause to be mailed to the Holder in accordance with the provisions of this Section 6 a notice (i) stating that the number of Shares purchasable upon exercise of this Warrant have been adjusted, (ii) setting forth the adjusted number of Shares purchasable upon the exercise of a Warrant, and (iii) showing in reasonable detail the computations and the facts, including the amount of consideration received or deemed to have been received by the Company, upon which such adjustments are based.

         7. FRACTIONAL SHARES. The Company shall not be required to issue any fraction of a Share upon the exercise of Warrants. If more than one Warrant shall be surrendered for exercise at one time by the same Holder, the number of full Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Shares with respect to which this Warrant is exercised. If any fractional interest in a Share shall be deliverable upon the exercise of this Warrant, the Company shall make an adjustment therefor in cash equal to such fraction multiplied by the Current Market Price of the Shares on the business day next preceding the day of exercise.

         8. REPURCHASE. The Company shall have no right to repurchase this Warrant or the Shares which may be purchased under this Warrant.

         9.       REGISTRATION RIGHTS.

                  9.1      COMPANY'S REGISTRATION OPTION.

                           (a) (i) If the Company at any time elects or proposes
to register any of its Shares (the "Registration Shares") under the Act on any Registration Statement forms in effect at such time with the SEC pursuant to which Shares owned by any shareholder of the Company may be registered, the Company shall give prompt written notice (the "Registration Notice") to the Holder of its intention to register the Registration Shares

                                    (ii) Within fifteen (15) days after the
Registration Notice shall have been given to the Holder, the Holder shall give written notice to the Company (the "Holder Notice"), stating the number of Shares to be registered (the "Holder Shares"). In the event the Registration Notice is given by the Company prior to the time that this Warrant has been exercised pursuant to Section l (a) hereof, the Holder Notice shall be accompanied by this Warrant Certificate together with a duly executed Purchase Form and payment of the Exercise Price for the Holder Shares in accordance with
Section 1 hereof.

                                    (iii) The Company shall use its best efforts
to register the Holder Shares under the Act and the applicable state securities laws (the "State Acts") designated by the Holder in the Holder Notice. Anything contained herein to the contrary notwithstanding, the Company shall have the right to withdraw and discontinue registration of the Holder Shares at any time prior to the effective date of such Registration Statement if the registration of the Registration Shares is withdrawn or discontinued.

                                    (iv) The Company shall not be required to
include any of the Holder Shares in any Registration Statement unless the Holder agrees, if so requested by the Company, to: (A) offer and sell the Holder Shares to or through an underwriter selected by the Company and, to the extent possible, on substantially the same terms and conditions under which the Registration Shares are to be offered and sold; (B) comply with any arrangements, terms and conditions with respect to the offer and sale of the Shares to which the Company may be required to agree; and (C) enter into any underwriting agreement containing customary terms and conditions, including provisions for the indemnification of the underwriters.

                           (b) If the offering of the Registration Shares by the
Company is, in whole or in part, an underwritten public offering, and if the managing underwriter determines and advises the Company in writing that the inclusion in such Registration Statement of all of the Holder Shares, together with the Shares of other persons who have exercised their right to include their Shares in the Registration Statement (collectively referred to as the "Aggregate Shares") would adversely affect the marketability of the offering of the Registration Shares, then the Holder shall be entitled to register a proportion, as determined in Subsection (b)(i) below, of such number of Aggregate Shares as the managing underwriter determines may be included without such adverse effects ("Aggregate Underwriter Shares"), subject to the terms, exceptions and conditions of this Section 9.

                           (i) The proportion of the Aggregate Underwriter
Shares which the Holder shall be entitled to register shall be equal to the ratio which the Holder Shares bears to the Aggregate Shares.

                  (c) The Company shall bear all costs and expenses of registration of the Registration Shares and the Holder Shares.

                  (d) It shall be a condition precedent to the Company's obligation to utilize its best efforts to register any Holder Shares pursuant to this Section 9 that the Holder provide the Company with all information and documents, and shall execute, acknowledge, seal and deliver all documents reasonably necessary, to enable the Company to comply with the Act, the State Acts, and all applicable laws, rules and regulations of the SEC or of any State Securities Commission.

                  (e) The Holder shall indemnify and hold harmless the Company, each of its directors and officers who have signed the Registration Statement, each person, if any, who is a controlling person or the Company and any underwriter from and against any and all losses, claims, damages, expenses or liabilities (including amounts paid in settlement and reasonable attorneys' fees) (the "Liabilities"), joint or several, to which they or any of them may become subject under the Act, under any State Act or at common law or otherwise insofar as the Liabilities arise from written information provided by the Holder for specific inclusion in such Registration Statement; provided that the maximum amount which may be recovered from the Holder pursuant to this paragraph or otherwise shall be limited to the amount of net proceeds received by the Holder from the sale of Shares pursuant to such Registration Statement.

                  (f) The Company shall indemnify and hold harmless the Holder from and against any and all losses, claims, damages, expenses or liabilities (including amounts paid in settlement and reasonable attorneys' fees) (the "Liabilities"), joint or several, to which they or any of them may become subject under the Act, under any State Act or at common law or otherwise insofar as the Liabilities arise from written information provided by the Company for specific inclusion in such Registration Statement; provided that the maximum amount which may be recovered from the Company pursuant to this paragraph or otherwise shall be limited to a sum equal to the number of Shares exercised by Holder multiplied by the then Current Market Price at the time of exercise.

         9.2 REGISTRATION PROCEDURES AND EXPENSES. If and whenever the Company is required by the provisions of Section 9.1 hereof to use its best efforts to effect the registration of any of the Shares under the Act, the Company will, as expeditiously as possible:

                  (a) prepare and file with the SEC a Registration Statement (which, in the case of an underwritten public offering, shall be on Form S-1 or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

                  (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period hereinafter provided and as shall comply with the provisions of the Act with respect to the disposition of all Shares covered by such Registration Statement in accordance with the sellers' intended method of disposition set forth in such Registration Statement for such period;

                  (c) furnish to each seller and to each underwriter such number of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Shares covered by such Registration Statement;

                  (d) use its best efforts to register or qualify the Shares covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the sellers of Shares or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request;

                  (e) immediately notify each seller under such Registration Statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (f) use its best efforts (if the offering is underwritten) to furnish, at the request of any seller, on the date that Shares are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such Registration Statement has become effective under the Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, (B) the Registration Statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the SEC thereunder (except that such counsel need express no opinion as to financial statements contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Act and that, in the opinion of such accountants, the financial statements of the Company included in the Registration Statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or seller may reasonably request; and

                  (g) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement.

For purposes of Section 9.2(a) and (b) hereof, the period of distribution of Shares in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Shares in any other registration shall be deemed to extend until the earlier of the sale of all Shares covered thereby or nine months after the effective date thereof.

                  In connection with each registration hereunder, the selling holders of Shares will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

In connection with each registration pursuant to Section 9.1 hereof covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company's size and investment stature, provided that such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof and, further, provided, that the time and place of the closing under said agreement shall be as mutually agreed upon between the Company and such managing underwriter.

         10. LOSS OR DESTRUCTION. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         11. SURVIVAL. The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise of the Warrants represented hereby and the surrender of this Warrant.

         12. REPRESENTATIONS OF HOLDER. The Holder represents and warrants to the Company as follows:

                  (a) The Holder may receive this Warrant free and clear of any restriction, agreement, claim or other impediment and the Holder is free to exercise this Warrant in accordance with the terms and conditions set forth in this Warrant; and

                  (b) The execution and delivery of this Warrant to the Holder by the Company does not constitute a breach or default under any other agreement, contract or arrangement which is binding upon the Holder.

         13. NOTICES. Whenever any notice, payment of any purchase price, or other communication is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery, by overnight courier services for next day delivery, or United States registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered or posted, as the case may be; and, if to the Company, it will be addressed to the address specified in Section 1 hereof, and if to the Holder, it will be addressed to the registered Holder at his address as it appears on the books of the Company.

         14. SUCCESSORS. This Warrant shall be binding upon any successors or assigns of the Company and upon any heirs, successors or assigns of the Holder.

         15. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Utah.

         16. HEADINGS. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

         17. SATURDAYS, SUNDAYS, HOLIDAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of Delaware, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

         18. ATTORNEY'S FEES. In the event that any dispute among the parties to this Warrant should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Warrant, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         IN WITNESS WHEREOF, Telkonet, Inc. has caused this Warrant to be executed and attested under seal by its officers thereunto duly authorized as of the ___ day of _________, 2003.

                                              TELKONET, INC.


                                              By:_______________________ (SEAL)
                                                    Howard Lubert,
                                                    Chief Executive Officer

                                    EXHIBIT A
                                    ---------


                          PURCHASE FORM TO BE EXECUTED
                          UPON CASH EXERCISE OF WARRANT
                          -----------------------------


Telkonet, Inc.
435 Devon Park Drive Building 500
Wayne, Pennsylvania  19087



         The undersigned hereby irrevocably elects to exercise the attached Warrant, according to the terms and conditions thereof, to the extent of ___________ shares of Common Stock, and hereby tenders $_________ in full payment of the purchase price in accordance with Section 1(a) of the Warrant.




Date: ________________________                    ______________________________



                                    * * * * *


         The Common Stock certificates are to be issued as indicated below:

NAME                    ADDRESS                     SSN/TAX ID        NO. SHARES
--------------------------------------------------------------------------------